UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/06/2007

RASER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32661

DELAWARE	87-0638510
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5152 North Edgewood Drive, Suite 375
Provo, Utah 84604
(Address of principal executive offices, including zip code)

(801) 765-1200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On October 30, 2007, Raser Technologies, Inc. (the Company) entered into a contractor agreement (the Agreement) with FEV Engine Technology, Inc. (FEV). The Agreement appointed FEV as the integrator for an advanced plug-in-hybrid electric demonstration vehicle, incorporating Symetron (tm) electric motor and power electronic drive powertrain technology. The objective of the parties is to develop a demonstration vehicle that is capable of achieving more than 100 mpg for the typical American driver while reducing harmful fuel emissions. The Agreement provides for an initial down payment by the Company to FEV, with additional payments to be made by the Company to FEV based upon the completion of certain milestones. A press release dated October 31, 2007 announcing the new relationship with FEV is attached hereto as Exhibit 99.1

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.        Description
99.1        October 31, 2007 Press Release

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RASER TECHNOLOGIES, INC.

Date: November 06, 2007	By:	/s/ Brent M. Cook
Brent M. Cook
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1